UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne,	Indiana	46809
(Address of principal executive offices)		(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value	FELE	NASDAQ	Global Select Market
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 23, 2025 (the “Effective Date”), Gregg C. Sengstack retired as Executive Chairperson of Franklin Electric Co., Inc. (the “Company”). Mr. Sengstack will continue to serve as a member of the Company’s Board of Directors. In connection with his retirement, the Company and Mr. Sengstack entered into a Retirement and Consulting Agreement (the “Agreement”). The Agreement provides for, among other things, the following material terms:

•A lump sum payment to Mr. Sengstack equal to $18,269.23 based on his pre-retirement base salary from the Effective Date through April 30, 2025;
•Mr. Sengstack is eligible for a bonus for his pre-retirement 2025 service to the Company with a target value equal to 115% of his pro-rated base salary for 2025, which will be calculated and paid in 2026 in accordance with the terms generally applicable to other similarly situated employees;
•In lieu of the February 2025 annual grant of equity incentives to executive officers which typically includes a combination of performance share units, stock options and restricted stock/units, a grant of restricted stock (the “Restricted Stock Award”) with a value of $750,000 to Mr. Sengstack for his service as an employee during 2025, which is subject to monthly vesting beginning on the Effective Date and ending on May 1, 2027 and to the terms and conditions of the Company’s Amended and Restated 2017 Stock Plan (the “Plan”) and form of award agreement for restricted stock awards;
•Reimbursement to Mr. Sengstack for the employer portion of the monthly COBRA premiums for a period of 18 months;
•Mr. Sengstack’s provision of certain consulting services to the Company for the period from the Effective Date until April 30, 2027, for which Mr. Sengstack will receive an annual consulting fee equal to $250,000 for each year during such consulting period;
•Certain non-competition, non-solicitation and confidentiality covenants by Mr. Sengstack in favor of the Company; and
•A general release by Mr. Sengstack in favor of the Company.

Mr. Sengstack’s existing awards issued pursuant to the Plan will continue in accordance with their express terms, unmodified by the Agreement.

The foregoing is a summary of the material terms of the Agreement only, and is qualified in its entirety by the complete terms of the Agreement, to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025. The Company previously filed the form of award agreement for the Restricted Stock Award as an exhibit to the Company’s Current Report on Form 8-K filed May 4, 2012.

Item 5.07. Submission of Matters to a Vote of Security Holders

Franklin Electric Co., Inc. (the "Company") held its 2025 annual meeting of shareholders on May 2, 2025. There were 45,780,415 shares of common stock of the Company entitled to vote at the meeting and a total of 42,462,755 (92.75%) were represented at the meeting, in person or by proxy.

The items voted upon at the annual meeting and the results of the vote on each proposal were as follows:

Proposal 1 - Election of Directors

To elect Renee J. Peterson, Jennifer L. Sherman, and Chris Villavarayan as directors for terms expiring at the 2028 Annual Meeting of Shareholders. Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Renee J. Peterson	37,327,244	2,146,464	889,806	2,099,241
Jennifer L. Sherman	39,370,353	971,810	21,351	2,099,241
Chris Villavarayan	39,830,506	506,356	26,652	2,099,241

Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the 2025 Fiscal Year

To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2025 fiscal year. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,422,658	2,020,535	19,562	—

Proposal 3 - Advisory Vote on Executive Compensation

To consider, on an advisory basis, the executive compensation of the named executive officers as disclosed in the proxy statement. The advisory vote on approval of the compensation of the Company's named executive officers was approved by the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,779,098	2,478,104	106,312	2,099,241

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: May 5, 2025	By	/s/ Russell D. Fleeger II
Russell D. Fleeger II
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)